    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2000
                                                      REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                               CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                  ------------



             CALIFORNIA                                77-0059951
   (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)


                                  ------------

                              170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  ------------
                                JOHN T. CHAMBERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CISCO SYSTEMS, INC.
                              300 EAST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
   (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                                  ------------
                                    Copy to:
                             THERESE A. MROZEK, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                              TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160
                                  ------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
       Title of Each               Amount          Proposed Maximum          Proposed Maximum       Amount of
    Class of Securities             to Be         Aggregate Offering             Aggregate         Registration
     to be Registered            Registered       Price Per Share(1)         Offering Price(1)         Fee
---------------------------------------------------------------------------------------------------------------
COMMON STOCK,                    5,045,629             $60.50                 $305,260,555           80,589
$0.001 PAR VALUE PER SHARE
===============================================================================================================

(1) The price of $60.50, the average of the high and low prices of Cisco's common stock on the Nasdaq Stock Market's National Market on September 12, 2000, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

                               -------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2000

PRELIMINARY PROSPECTUS

                                                           File Number

PROSPECTUS




                                5,045,629 SHARES

                               CISCO SYSTEMS, INC.
                                  COMMON STOCK


     This prospectus relates to the public offering, which is not being underwritten, of 5,045,629 shares of our common stock which is held by some of our current shareholders.

     Our common stock is quoted on the Nasdaq National Market under the symbol "CSCO." On September 12, 2000, the last sale price of our common stock as reported on the Nasdaq National Market was $58.875.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTIONS ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCES IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

                         -------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------


================================================================================


                  The date of this prospectus is ______, 2000.

                                TABLE OF CONTENTS


                                                            PAGE
                                                            ----
            Where You Can Find More Information...............3
            Incorporation of Certain Documents by Reference...3
            The Company.......................................4
            Plan of Distribution..............................4
            Selling Shareholders..............................6
            Legal Matters.....................................7
            Experts...........................................7

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public from our web site at http://www.cisco.com or at the Securities and Exchange Commission's web site at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13a, 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold.

          (a) Annual Report on Form 10-K for the fiscal year ended July 31, 1999, filed September 28, 1999, as amended by the Annual Report on Form 10-K/A filed February 3, 2000, including certain information in Cisco's Definitive Proxy Statement in connection with Cisco's 1999 Annual Meeting of Shareholders and certain information in Cisco's Annual Report to Shareholders for the fiscal year ended July 31, 1999;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended October 30, 1999, filed with the Commission on December 14, 1999, as amended on Form 10-Q/A filed with the Commission on February 3, 2000, Cisco's Quarterly Report on Form 10-Q for the fiscal quarter ended January 29, 2000 filed with the Commission on March 14, 2000 and Cisco's Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2000, filed with the Commission on June 13, 2000;

          (c) The Registrant's Current Reports on Form 8-K filed with the Commission on August 13, 1999 (as amended on Form 8-K/A filed with the Commission on August 13, 1999), August 26, 1999, September 27, 1999, October 20, 1999, November 4, 1999, November 17, 1999, December 15, 1999 (as amended on Form 8-K/A filed with the Commission on February 3, 2000 and on Form 8-K/A-1 filed with the Commission on August 4, 2000), December 22, 1999, February 17, 2000, March 16, 2000, March 27, 2000, March 28,
     2000, April 3, 2000, May 3, 2000, May 15, 2000, May 18, 2000, May 26,
     2000, June 7, 2000, June 29, 2000 and July 28, 2000, August 15, 2000, and
     September 7, 2000;

          (d) The description of Cisco Common Stock contained in its registration statement on Form 8-A filed January 8, 1990, including any amendments or reports filed for the purpose of updating such descriptions; and

          (e) The description of Cisco's Preferred Stock Purchase Rights, contained in its registration statement on Form 8-A filed on June 11, 1998, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

     Larry R. Carter
     Senior Vice President, Chief Financial Officer and Secretary
     Cisco Systems, Inc.
     170 West Tasman Drive
     San Jose, CA 95134-1706
     408-526-4000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus.

                                   THE COMPANY

     Our principal executive offices are located at 170 West Tasman Drive, San Jose, California 95134. Cisco's telephone number is (408) 526-4000.

                              PLAN OF DISTRIBUTION

     We are registering all 5,045,629 shares on behalf of certain selling shareholders. All of the shares were issued by us in connection with our acquisition of IPmobile, Inc. We will receive no proceeds from this offering. The selling shareholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus may sell the shares from time to time. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling shareholders may effect such transactions by reselling our common stock to or through broker-dealers. Our common stock may be resold by one or more of, or a combination of, the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

     - an exchange distribution in accordance with the rules of such exchange,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     - in privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

     The selling shareholders may reenter into hedging transactions with broker-dealers in connection with distributions of our common stock or otherwise. In such transactions, broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholder also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of our common stock. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge our common stock to a broker-dealer. The broker-dealer may sell our common stock so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of our common stock for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the resale. Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with resales of our common stock. Accordingly, any such commission, discount or concession received by them and any profit on the resale of our common stock received by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling shareholders will be subject to the prospectus delivery requirements of the

Securities Act of 1933. The selling shareholders have advised Cisco that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the resale of our common stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Shareholders.

     Our common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which provisions may limit the timing of resales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of shares of our common stock.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     - the name of each such Selling Shareholder and of the participating broker-dealer(s),

     - the number of shares involved,

     - the price at which such shares were sold,

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

     - other facts material to the transaction.

     We will bear all costs, expenses and fees in connection with the registration of our common stock. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of our common stock. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Exchange Act of 1933.

                              SELLING SHAREHOLDERS

     The following table sets forth the number of shares owned by each of the selling shareholders. None of the selling shareholders has had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities of ours or as a result of their employment with us as of the date of the closing of the acquisition. No estimate can be given as to the amount of our common stock that will be held by the Selling Shareholders after completion of this offering because the selling shareholders may offer all or some of our common stock and because there currently are no agreements, arrangements or understandings with respect to the sale of any of our common stock. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below.

                                     NUMBER OF
                                       SHARES        PERCENT OF         NUMBER OF
                                    BENEFICIALLY     OUTSTANDING    SHARES REGISTERED
NAME OF SELLING SHAREHOLDER            OWNED           SHARES        FOR SALE HEREBY (1)
---------------------------         ------------     -----------    -----------------
Ali, Mohammad R.                       447,047            *              447,047
Patel, Achal                           434,344            *              434,344
Patel, Pulin R.                        457,592            *              457,592
Patel, Shriti                           33,030            *               33,030
Alin Jayant and Nidhi Jayant-Sheth      33,030            *               33,030
Aschenbrenner, Tom                     122,465            *              122,465
Davis, Russell                         183,878            *              183,878
Bettencourt, Brent                       4,954            *                4,954
Holur, Balajii                           1,651            *                1,651
Holur, Balajii                           4,954            *                4,954
Patel, Arvind                            9,083            *                9,083
Kim, Hyun C.                             2,477            *                2,477
Kim, Hyun C.                             1,651            *                1,651
Kim, Hyun C.                               825            *                  825
Choksi, Ojas T.                         23,144            *               23,144
Burkus, Gregory J.                      38,941            *               38,941
Burrows, Gary                           13,212            *               13,212
Desai, Ajay                              3,303            *                3,303
Dhllon, Abinder Singh                    3,303            *                3,303
Hattangady, Sunil V.                     3,303            *                3,303
Luu, Mandy                               3,303            *                3,303
Mirza, Shazia                            6,606            *                6,606
Murray, Michael P.                      23,375            *               23,375
Ngo, Hoang                              13,212            *               13,212
Patel, Nijaj                             9,909            *                9,909
Patel, Parag                             6,606            *                6,606
Patil, Harshawardhan                     6,606            *                6,606
Purohit, Janak                           6,606            *                6,606
Purohit, Neha                            3,303            *                3,303
Ramaswami, Ashok                        14,990            *               14,990
Shah, Jagdish                            3,303            *                3,303
Shah, Vikas                              6,606            *                6,606
Tarabocchia, Diano                       6,606            *                6,606
Trehan, Vikas                            3,303            *                3,303
Trojaniak, Eugene                        6,606            *                6,606
Ung, Hourt                               6,606            *                6,606
Vakharia, Hiren                          6,606            *                6,606
Vendantachar, Rukmini                    6,606            *                6,606
Williams, Ushma                          9,909            *                9,909
Wong, Kelly                              6,606            *                6,606
Sevin Rosen Fund VI L.P.             1,384,218            *            1,384,218
Sevin Rosen VI Affiliates Fund L.P.    109,005                           109,005
Sevin Rosen Bayless Management
 Company                                 3,798            *                3,798
Radwan, Marianne                         2,031            *                2,031
North Bridge Venture Partners
 III, L.P.                           1,499,053            *            1,499,053
WS Investment Co. 99B                   11,433            *               11,433
Esber, Matthew J.                          254            *                  254
Freeman, Brandon                           254            *                  254
Horton, Robert E.                          254            *                  254
Owens, William B.                          508            *                  508
Patel, Priti M.                          6,606            *                6,606
Mohr Seed Capital, L.P.                 38,111            *               38,111
Silicon Valley Bancshares               10,644            *               10,644
                                     ---------                        ----------
Total                                5,045,629                         5,045,629

-----------------
*    Represents beneficial ownership of less than one percent.

(1) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for Cisco Systems, Inc. by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                     EXPERTS

     The consolidated financial statements of Cisco Systems, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended July 31, 1999 and supplementary consolidated financial statements as of July 31, 1999 and July 25, 1998 and for each of the three years in the period ended July 31, 1999 incorporated in this prospectus by reference to the Current Reports on Form 8-K/A and 8-K/A-1 dated February 3, 2000 and August 4, 2000, respectively, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

        PricewaterhouseCoopers LLP ("PWC"), Cisco's independent accountants, has notified Cisco that PWC is engaged in discussions with the Securities and Exchange Commission following an internal review by PWC, pursuant to an administrative settlement with the Securities and Exchange Commission, of PWC's compliance with auditor guidelines. PWC has advised Cisco that Cisco is one of the companies affected by such discussions. Cisco is not involved in the discussions between the Securities and Exchange Commission and PWC and cannot predict the result of those discussions.

================================================================================

We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.


                                 --------------


================================================================================

                               CISCO SYSTEMS, INC.



                                5,045,629 SHARES
                                 OF COMMON STOCK



                                  ------------
                                   PROSPECTUS
                                  ------------






                               September __, 2000


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Cisco in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

                  SEC Registration Fee                 $ 80,589.00
                  Legal Fees and Expenses                15,000.00
                  Accounting Fees and Expenses            5,000.00
                  Printing Fees                           5,000.00
                  Transfer Agent Fees                     5,000.00
                  Miscellaneous                          11,000.00
                                                        ----------
                      Total                            $121,589.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933. Cisco's Restated Articles of Incorporation, as amended, and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, Cisco has entered into indemnification agreements with each of its directors and officers.

ITEM 16. EXHIBITS

 2.1    Agreement of Merger dated as of September 1, 2000 by and between Cisco
        Systems, Inc. and IPmobile, Inc.

 5.1    Opinion of Brobeck, Phleger & Harrison LLP ("BPH")

23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2    Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1)

24.1 Power of Attorney executed by officers and directors who signed registration statement (included on page II-3 of this registration statement)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on this 13th day of September, 2000.

                                              CISCO SYSTEMS, INC.


                                           By /s/ JOHN T. CHAMBERS
                                              ---------------------------------
                                              John T. Chambers,
                                              President, Chief Executive Officer
                                              and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry R. Carter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of Cisco and in the capacities and on the dates indicated:

SIGNATURES                                          TITLE                          DATE
----------                                          -----                          ----
/s/ JOHN T. CHAMBERS                     President, Chief Executive          September 13, 2000
--------------------------------         Officer and Director
John T. Chambers                         (Principal Executive Officer)

/s/ LARRY R. CARTER                      Senior Vice President, Finance      September 13, 2000
--------------------------------         and Administration, Chief
Larry R. Carter                          Financial Officer and Secretary
                                         and Director (Principal Financial
                                         and Accounting Officer)

/s/ JOHN P. MORGRIDGE                    Chairman of the Board and Director  September 13, 2000
--------------------------------
John P. Morgridge

/s/ DONALD T. VALENTINE                  Vice Chairman and Director          September 13, 2000
--------------------------------
Donald T. Valentine

SIGNATURES                                             TITLE                      DATE
----------                                             -----                      ----
/s/ JAMES F. GIBBONS                                  Director             September 13, 2000
--------------------------------
James F. Gibbons

/s/ STEVEN M. WEST                                    Director             September 13, 2000
--------------------------------
Steven M. West

/s/ EDWARD R. KOZEL                                   Director             September 13, 2000
--------------------------------
Edward R. Kozel

/s/ CAROL A. BARTZ                                    Director             September 13, 2000
--------------------------------
Carol A. Bartz

/s/ JAMES C. MORGAN                                   Director             September 13, 2000
--------------------------------
James C. Morgan

/s/ MARY CIRILLO                                      Director             September 13, 2000
--------------------------------
Mary Cirillo

/s/ ARUN SARIN                                        Director             September 13, 2000
--------------------------------
Arun Sarin

/s/ JERRY YANG                                        Director             September 13, 2000
--------------------------------
Jerry Yang

                                INDEX TO EXHIBITS



  Exhibit
  Number                                     Exhibit Title
  ------                                     -------------
    2.1      Agreement of Merger dated September 1, 2000 by and between Cisco
             Systems, Inc and IPmobile, Inc.

    5.1      Opinion of Brobeck, Phleger & Harrison LLP ("BPH")

   23.1      Consent of PricewaterhouseCoopers LLP, Independent Accoutants

   23.2      Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit
             5.1)

   24.1 Power of Attorney executed by officers and directors who signed registration statement (included on page II-3 of this registration statement)